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                                                                   EXHIBIT 10.17

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement") is made effective as of December 31, 2002 ("Effective Date") by and between US Dataworks, Inc., a Nevada corporation (the "Borrower"), and ACI Communications Holdings, Inc. f/k/a Allstate Communications, Inc. ("ACI"), a California corporation. Borrower and ACI sometimes referred to collectively as the "Parties" or each individually as a "Party."

         WHEREAS, the Parties have entered in a Settlement Agreement dated July 25, 2002 (the "Settlement Agreement"), which settles certain debts and other obligations owed by each of the Parties to the other. Pursuant to the terms of the Settlement Agreement, a Promissory Note dated July 25, 2002 in the principal amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) (the "Promissory Note") was executed by Borrower, which, with any other secured obligations, is to be secured by a lien upon and security interest in all of the assets of Borrower in accordance with the terms of this Agreement;

         WHEREAS, the Parties have entered into an amended settlement agreement, of even date herewith (the "Amended Settlement Agreement"), which supercedes the terms and conditions of the Settlement Agreement and provides, INTER ALIA, for the execution of the New ACI Promissory Note. A copy of the Amended Settlement Agreement is attached hereto as Exhibit A;

In mutual consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Borrower and ACI hereby agree as follows:

         SECTION 1.  DEFINITIONS AND INTERPRETATION.

         1.01 CERTAIN DEFINED TERMS. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Basic Documents (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Basic Documents. In addition, the following terms shall have the following meanings under this Agreement:

         "ACCOUNTS" shall have the meaning assigned to that term in Section 2.01(a).

         "BASIC DOCUMENTS" shall mean the New ACI Promissory Note, the Amended Settlement Agreement and this Agreement.

         "COPYRIGHTS COLLATERAL" shall mean all Copyrights identified in Annex
2.

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         "COPYRIGHTS" shall mean as each f the following relates to the
Copyrights Collateral, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the Copyrights Collateral (ii) to sue for all past, present and future infringements with respect to any of the Copyrights Collateral and
(iii) otherwise accruing under or pertaining to any Copyrights Collateral throughout the world.

         "DOCUMENTS" shall have the meaning assigned to that term in Section 2.01(e).

         "DOMAIN REGISTRATION" shall mean any registration of a second level domain or third level domain in the case of certain foreign domains under the Domain Name System for symbolic address as established for usage on the Internet, whether under United States registry or the registry of any other jurisdiction.

         "EQUIPMENT" shall have the meaning assigned to that term in Section 2.01(d).

         "EVENT OF DEFAULT" shall have the meaning assigned to that term in
Section 5.01 .

         "GOVERNMENTAL APPROVAL" shall mean an approval by a governmental agency, documented as is required by law, or to the extent the form of documentation is not dictated by law. As documented in accordance with prevailing industry practices.

         "INSTRUMENTS" shall have the meaning assigned to that term in Section 2.01(b).

         "INTELLECTUAL PROPERTY" shall mean all Copyrights Collateral, all Patents Collateral and all Trademarks Collateral, together with all (a) inventions, processes, production methods, original works of authorship, proprietary information, know-how and trade secrets; (b) licenses or other agreements granted to Borrower with respect to any Copyright Collateral, Trademark Collateral and Patents Collateral including the licenses or other agreements listed in Annex 4; (c) information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, surveys, engineering reports, tests reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) field repair data, sales data and other information relating to sales or service of products; (e) accounting information and all media in which or on which such information may be recorded or stored and all computer programs used for the complication or printout of such information; (f) Governmental Approvals; and (g) causes of action, claims and warranties now owned or hereafter acquired by Borrower. It is understood that Intellectual Property shall include all of the Copyright Collateral, Trademark Collateral and Patents Collateral owned or acquired by Borrower on a worldwide basis.

         "INVENTORY" shall have the meaning assigned to that term in Section 2.01(c).

         "PATENTS COLLATERAL" shall mean each patent identified in Annex 3.

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         "PATENTS" shall mean, as each of the following relates to the Patents
Collateral, all related (a) patents and patent applications, including without limitation provisional applications, non-provisional applications and PCT applications, (b) reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the Patents Collateral (ii) to sue for all past, present and future infringements with respect to any of the Patents Collateral and (iii) otherwise accruing under or pertaining to any of the Patents Collateral throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

         "SECURED OBLIGATIONS" shall mean any and all obligations of Borrower under the Basic Documents.

         "SENIOR SECURED PARTY" shall mean any commercial lending institution or bank and any investment entity or person that loans, invests, makes available any credit instrument for operation of Borrower's business, or commits to perform any of the foregoing, in an amount of not less than Three Million Dollars ($3,000,000) in the aggregate. A list of each Senior Secured Party as of the Effective Date is attached in Annex 6.

         "TRADEMARKS COLLATERAL" shall mean all Trademarks identified in Annex
4. Notwithstanding the foregoing, the Trademarks Collateral shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademarks Collateral.

         "TRADEMARKS" shall mean as each of the following relates to the Trademarks Collateral, all related (a) trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) renewals and extensions and (c) rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any Trademarks Collateral (ii) to sue for all past, present and future infringements with respect to any of the Trademarks Collateral and (iii) otherwise accruing under or pertaining to any of the Trademarks Collateral throughout the world, together, in case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

         "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.


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         1.02 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; reference to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including" "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments. Extensions and other modifications by the terms of any Basic Document); and references to persons include their respective permitted successors and assigns and, in the case of any governmental agency, any entity succeeding to its respective functions and capacities.

SECTION 2.  COLLATERAL.

         2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the performance of the Secured Obligations, Borrower hereby pledges and grants to ACI a security interest in all of Borrower's right, title and interest in the Copyrights Collateral, Patents Collateral and Trademarks Collateral (collectively, the "COLLATERAL") to the extent such security interest is and will be in the future subordinated to any Senior Secured Party (the "Lien"):

                  (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of Borrower Constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Borrower in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the forgoing (collectively, the "ACCOUNTS");

                  (b) all instruments, chattel paper or letters of credit (each as defined in Uniform Commercial Code) of Borrower evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "INSTRUMENTS");

                  (c) all inventory (as defined in the Uniform Commercial Code) and all other goods of Borrower that are held by Borrower for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by Borrower in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "INVENTORY");

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                  (d) all equipment (as defined in the Uniform Commercial Code)
                  and all other goods of Borrower that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by Borrower in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "EQUIPMENT");

                  (e) all documents of title (as defined in the Uniform Commercial Code) or other receipts of Borrower covering, evidencing or representing Inventory or Equipment (collectively, "Documents");

                  (f) all contracts and other agreement of Borrower relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of Borrower against any person or entity arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of Borrower, including any such rights, warranties, claims or benefits against any person storing or transporting any such Inventory or Equipment or issuing any such Documents;

                  (g) all proceeds and products in whatever form of all or any part of the Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any loss or destruction with respect to all or any part of the Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions, for replacements of all or any part of the Collateral.

         2.02 NONEXCLUSIVE INTELLECTUAL PROPERTY LICENSE. For the purpose of enabling ACI to exercise its rights, remedies, powers and privileges under section 5 at such time or times as ACI shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Borrower hereby grants to ACI, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or compensation to Borrower) to use, assign, license or sublicense any of the Intellectual Property of Borrower ("IP License"), together with reasonable access to all media in which the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items, for such period of time until the IP License is cancelled pursuant to Section 2.10 herein.

         2.03 PERFECTION. Concurrently with the execution of this Agreement, Borrower shall (i) file such financing statements, instrument of recordation and other documents in such offices to perfect and establish the priority of the Lien granted by this Agreement, (ii) deliver and pledge to ACI any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as ACI may reasonably request,; and (iii)


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take all such other actions as shall be necessary or as ACI may reasonably request, to perfect and establish the priority of the Lien as granted by this Agreement. The Lien shall be subordinated to, and shall be made so as to be subordinated in the future to, any Senior Secured Party.

         2.04 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. Borrower shall give, execute, deliver, file or reword any and all financing statements, instrument of recordation, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as ACI may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority (subject only any Senior Secured Party) of, the Lien granted by this Agreement or to enable ACI to exercise and enforce ACI's rights, remedies, powers and privileges under this Agreement with respect to such Lien.

         2.05 ATTORNEY-IN-FACT. Upon the occurrence and continuation of an Event of Default and subject to the rights of Borrower under Sections 2.06, 2.07 and 2.08, ACI is appointed the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Agreement and taking any action reasonably necessary to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Lien granted by this Agreement and to exercise its rights, remedies, powers and privileges under this Agreement. This appointment of attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, ACI shall be entitled under this Agreement upon the occurrence of any Event of Default to (i) ask, demand, collect, sue, recover, receive and give receipt and discharge for amounts due under and in respect of all or any part of the Collateral; (ii) receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums);
(iii) file any claims or take any action or proceeding that ACI may deem reasonably necessary for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

         2.06 USE OF INTELLECTUAL PROPERTY. Subject to such action not otherwise constituting an Event of Default and so long as no Event of Default shall have occurred and be continuing, Borrower will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of Borrower. Borrower shall be required to notify and obtain the written consent of ACI, which ACI shall give or withhold in its sole discretion, in the event Borrower wishes to assign, sell or dispose of any Intellectual Property; should ACI fail to furnish Borrower with its consent (or non-consent) in writing within five (5) business days following Borrower's notification, ACI shall be deemed to have given its consent. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, ACI shall from time to time, upon


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the request of, and at the expense of, Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, which Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 5 by ACI shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by Borrower, provided that such grant does not otherwise constitute an Event of Default.

         2.07 INSTRUMENTS. So long as no Event of Default shall have occurred and be continuing, Borrower may retain for collection any Instruments obtained by it in the ordinary course of business..

         2.08 USE OF COLLATERAL. So long as no Event of Default shall have occurred and be continuing, Borrower shall, in addition to its rights contemplated under Sections 2.06, and 2.07 be entitled to use and possess the Collateral and to exercise its rights, title and interest in the Collateral, subject to the terms and conditions set forth in Section.

         2.09 RIGHTS AND OBLIGATIONS.

                  (a) Borrower shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by ACI of any right, remedy, power or privilege in respect of this Agreement shall not release Borrower from any of its duties and obligations under such contracts and agreements. ACI shall have no duty, obligation or liability under such contracts and agreements or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Basic Document, nor shall ACI be obligated to perform any of the duties or obligations of Borrower under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval

                  (b) The Lien granted by this Agreement in Borrower's right, title and interest in any contract, agreement or Governmental Approval shall not be deemed to be a consent by ACI to any such contract, agreement or Governmental Approval.

                  (c) No reference in this Agreement to proceeds or to the sale of other disposition of Collateral shall authorize Borrower to sell or otherwise dispose of any Collateral except in the ordinary course of business or as otherwise expressly permitted by any of the terms of the Basic Documents.

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                  (d) ACI shall not be required to take steps necessary to
                  preserve any rights against prior Parties to any part of the Collateral.

         2.10 TERMINATION. When all Secured Obligations shall have been satisfied in full, expired or been terminated: (i) this Agreement shall terminate; (ii) ACI shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in prospect of Collateral to Borrower or Borrower's designee within ten (10) days of the Agreement's termination; (iii) all license and rights referred to in Section
2.02 shall be cancelled and ACI shall provide Borrower any documentation as shall be reasonably requested by Borrower to evidence the cancellation of such license and rights; and (iv) within ten (10) days of the Agreement's termination, ACI shall execute and deliver to Borrower such Uniform Commercial Code statements and such other documentation as shall be reasonably requested by Borrower to evidence the termination and release of the Lien granted by this Agreement on the Collateral.

SECTION 3. REPRESENTATIONS AND WARRANTIES. As of the Effective Date, Borrower represents and warrants to ACI as follows:

         3.1 TITLE. Borrower is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and, except as set forth on Schedule 3.1 hereto, such Collateral is free and clear of all liens, security interest claims or other encumbrances. The Lien granted by this Agreement in favor of ACI will attach and constitute a perfected security interest in all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) and shall be senior to all other interests in the Collateral, except the interest of any Senior Secured Party.

         3.2 INTELLECTUAL PROPERTY.

                  (a) Annexes 1, 2 and 3 attached hereto and incorporated herein, respectively set forth completely and correctly all Copyrights, Patents and Trademarks owned by Borrower on the Effective Date. Except the licenses and other user agreements entered into by Borrower in the ordinary course of business and listed in Annex 4, Borrower exclusively owns and possesses the right to use, and has done nothing to authorize or enable any other person or entity to use, any Copyright, Patent or Trademark listed in Annexes 1, 2 and 3 respectively; all registrations listed in Annexes 1, 2 and 3 are valid and in full force and effect; and, except as may be set forth in Annex 4, Borrower owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annex 1, 2 and 3 respectively.

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

                  (b) Annex 4 sets forth completely and correctly all license and other user agreements included in the Intellectual Property on the Effective Date;

                  (c) To Borrower's knowledge, (i) except as set forth in
                  Schedule 3.2, there is no violation by others of any right of Borrower with respect to any Copyright, Patent or Trademark listed in Annex 1, 2 or 3 and (ii) Borrower is not infringing in any respect upon any Copyright, Patent or Trademark of any other person or entity; and no proceedings have been instituted are pending against Borrower or, to Borrower's knowledge, have been threatened against, and no claim has been received by, Borrower, alleging any such violation, except as may be set forth in Schedule 3.2.

SECTION 4.  COVENANTS.

         4.1 RECORDKEEPING.. Borrower covenants, agrees and undertakes to:

                  (a) Keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as ACI may reasonably require in order to reflect the Lien granted by this Agreement;

                  (b) Furnish ACI from time to time, but no more frequently than quarterly (unless an Event of Default has occurred and is continuing, upon which Borrower will furnish upon ACI's request), statements and schedules further identifying and describing the Copyrights Collateral, the Patents Collateral and the Trademarks Collateral and such other reports in connection with the Copyrights Collateral, the Patents Collateral and the Trademarks Collateral, as ACI may reasonably request;

         4.2 REMOVALS. Without at least 30 days prior written notice to ACI, Borrower shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under section 6, or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

         4.3 SALES AND OTHER LIENS. In accordance with Section 2.06 and without the prior written consent (or deemed consent) of ACI, Borrower shall not dispose of any Collateral, create, incur, assume or suffer to exist at any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or instrument of recordation with respect to all or any part of the Collateral in which ACI is not named as the secured party for ACI's benefit alone.

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         4.4      INTELLECTUAL PROPERTY.

                  (a) Borrower (either itself or to the extent it may lawfully control the actions of its licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

                  (b) Borrower (and to the extent it may lawfully control the actions of its licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or invalidated.

                  (c) Borrower shall notify ACI immediately if it knows, or has reason to know, that any Intellectual Property material to the conduct of its business may become abandoned, invalidated, or, as a result of any proceeding before a governmental agency, materially adversely effected so as to abrogate or impair Borrower's right to own, use and maintain the same.

                  (d) Borrower will take all reasonable steps that are consistent with good business practices in any proceeding before a governmental agency to maintain its registrations of the Collateral, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (e) In the event that any Collateral material to the conduct of its business is infringed, misappropriated or materially adversely effected by a third party, Borrower shall notify ACI within ten (10) days after it learns of such event and shall, if consistent with Borrower's ordinary business practice, take whatever appropriate legal actions to protect the Collateral as Borrower, in its sole discretion, deems appropriate.

                  (f) ACI shall have the right, but shall in no way be obligated, to bring suit against any third party, in ACI's own name, or the name(s) of its designee(s), to enforce any of its rights in the Collateral and Borrower shall do any lawful acts and execute and deliver any documentation as reasonably required by ACI.

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SECTION 5.  REMEDIES.

         5.1 EVENT OF DEFAULT. In the event that Borrower acts (or fails to act) in such a way so as to cause a breach of a material term or condition of the Basic Documents, ACI shall give Borrower written notice describing the material breach ("Notice of Breach"). For purposes of this Agreement, any non-payment under the New ACI Promissory Note that Borrower fails to make on or before the corresponding "Monthly Due Date" or "Maturity Date" (as these terms are defined in the New ACI Promissory Note) shall be deemed a material breach. Borrower shall have thirty (30) days from the date of its receipt of the Notice of Breach to cure the described material breach. Should Borrower fail to cure the material breach within the 30-day period, such failure shall be deemed to be an "Event of Default" and shall continue to be deemed an Event of Default until such material breach is cured or this Agreement is terminated.

         5.2 REMEDIES. Upon the occurrence and continuation of an Event of
Default:

                  (a) ACI, in its discretion, may require Borrower to, and Borrower shall, assemble the Collateral at such place or places, reasonably convenient to both the ACI and Borrower, as agreed by the Parties;

                  (b) ACI, in its discretion, may make any reasonable compromise or settlement of the Secured Obligations and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of any part of the Basic Documents, provided such modification is acceptable to Borrower;

                  (c) ACI, in its discretion may, in its name or in the name of Borrower, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) With respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of ACI or any of its agents pursuant to any right hereunder, and upon ten (10) business days' prior written notice to Borrower describing the time and place of such event, ACI may sell, lease, or otherwise dispose of all or any part of such Collateral, in accordance with the applicable law.

                  (e) ACI shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privilege are asserted); provided, however, that such rights, remedies, powers and privileges shall be subordinated to the rights, remedies, powers and privileges of any Senior Secured Party.

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         5.3 DEFICIENCY. If the proceeds of, or other realization upon, the
Collateral by virtue of the exercise of remedies under Section 5.2 and of the exercise of the license granted by ACI in Section 2.2 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, Borrower shall remain liable for any deficiency

         5.4 APPLICATION OF PROCEEDS. Except as otherwise provided in this Agreement and except as provided below in this Section 5.4, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.2 or of the exercise of the license granted in Section 2.2, and any other cash at the time held by ACI under this Section 5, shall be applied by ACI:

                  (a) first, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the ACI, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by ACI in that connection;

                  (b) next, to the payment in full of the remaining Secured Obligations in such manner as ACI may determine; and

                  (c) finally, to the payment to Borrower, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any of the Collateral.

         As used in this Section 5.4, "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributed in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceedings as to Borrower or any of the Collateral.

SECTION 6.  MISCELLANEOUS.

         6.1 PAYMENTS TO ACI. The Parties hereto acknowledge and agree that Borrower shall make payments to ACI, for the benefit of ACI and its affiliates, as provided in the Amended Settlement Agreement, in order to settle the matters noted therein and that Borrower will make all such payments to ACI as a matter of convenience and ACI shall be responsible for distributing amounts due to ACI and/or such affiliates pursuant to the Settlement Agreement. Borrower shall have no responsibility or liability to monitor such distributions by ACI.

         6.2 WAIVER. No failure on the part of ACI to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy , power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         6.3 NOTICES. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any Party, at such other address as shall be designated by such Party in a notice to each other Party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or telecopier, delivered to the telegraph or cable office, personally delivered or, in the case of mailed notice, upon receipt.

         TO BORROWER:               US DATAWORKS, INC.
                                    5301 Hollister Road, Suite 250
                                    Houston, Texas 77040
                                    Fax: (713) 934-8192
                                    ATTN: Charles Ramey

         with a copy (which shall not constitute Notice) to:

                                    Pillsbury Winthrop LLP
                                    2550 Hanover Street
                                    Palo Alto, California  94304
                                    Fax: (650) 233-4545
                                    ATTN: John J. Figone Esq.

         TO ACI:                    Allstate Communications
                                    21621 Nordhoff Street
                                    Chatsworth, CA 91311
                                    Fax: (818) 700-9985
                                    ATTN: Frank Montelione and
                                    General Counsel


         6.4 EXPENSES. Borrower agrees to pay or to reimburse ACI and for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by ACI in any effort to enforce any of the provisions of this Agreement.

         6.5 AMENDMENTS. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by Borrower and ACI. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon ACI and Borrower, effective only in the specific instance and purpose for which given.

         6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, ACI and their respective successors and assigns. Borrower shall not assign or transfer its rights under this Agreement without the prior written consent of ACI. Any purported assignment not complying with this paragraph shall be void.

         6.7 SURVIVAL. All representations warranties and covenants made in this Agreement (or in any certificate or other document delivered pursuant to or in connection with this Agreement) shall survive the execution and delivery of this Agreement and shall expire immediately upon the termination of this Agreement. The foregoing sentence notwithstanding, the responsibilities and obligations of ACI as set forth in Section 2.10 shall survive the termination of this Agreement.

         6.8 AGREEMENT SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the Parties with respect to the subject matter of this Agreement. In the event that any terms or conditions among the Basic Documents should conflict, the Amended Settlement Agreement shall govern.

         6.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.10 CAPTIONS. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties to this Agreement may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party. The original signature copy shall be delivered to the other Party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

         6.12 FURTHER ASSURANCE. Each Party agrees that upon the written request of the other Party, such Party will execute and deliver any necessary documents and do such other acts and things as the other Party may reasonably request in order to fully effect the purposes of the Agreement.

         6.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of California. Borrower hereby submits to the nonexclusive jurisdiction of any California state court sitting in Los Angeles, California for the purpose of all legal proceedings arising out of or relating to this agreement or the transactions contemplated by this Agreement. Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter raise if the venue of any such proceeding brought in such a court has been brought in an inconvenient forum.

         6.13 RESOLUTION OF DISPUTES.

                  (a) The Parties agree that any and all disputes arising out of, or relating to, this Agreement shall first be addressed by direct negotiation, in good faith, between the Parties. The disputing Party shall provide the other Party with written notice of the dispute ("Notice of Dispute"), containing a detailed description of the matter in controversy. The Parties agree to exercise commercially reasonable efforts to resolve the dispute as soon as practicable. In the event that the Parties cannot agree on the resolution of the dispute through direct negotiations, but in no event sooner than ten (10) business days following the other Party's receipt of the Notice of Dispute (unless otherwise agreed by the Parties), the matter shall be resolved by final and binding arbitration. The arbitration procedure can be initiated by either Party and shall be before the American Arbitration Association in Los Angeles, California. Arbitration proceedings hereby shall be governed by the American Arbitration Association ("AAA") guidelines.

                  (b) The Parties shall endeavor to mutually select an arbitrator who shall hear and determine the controversy or dispute. In the event the Parties are unable to agree upon a mutually acceptable arbitrator within three (3) business days, the Parties shall be assigned a panel of seven (7) arbitrators provided by AAA (or its designee) from which the Parties shall select the arbitrator by alternatively striking panelists until one remains. The Parties shall, by random lot, determine who shall make the first strike.

                  (c) The arbitrator shall have full authority to decide any matters in controversy or dispute between the Parties relating to this Agreement. Any remedies awarded shall be awarded for the purpose of making the injured Party whole and shall be limited to actual damages proximately caused by the event giving rise to liability, and shall, where applicable, be limited by the terms of this Agreement. No punitive damages or damages in the nature of a penalty shall be awarded. The cost of any arbitration proceedings shall be borne equally by the Parties, except that the arbitrator may award to the successful or prevailing Party such Party's legal fees and costs in connection with such arbitration. Each Party shall, however, bear its own costs for the preparation and presentations of its contentions notwithstanding and irrespective of any other provision or rule of law pertaining to the matter to be arbitrated. The arbitrator's decision shall be final and binding upon the Parties. The arbitration proceeding provided for herein is a private proceeding. Neither Party shall disclose or publicize the decision of the arbitrator other than as required by law.

                  6.13 WAIVER OF JURY TRIAL. BORROWER AND ACI HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS SECURITY AGREEMENT TO BE EXECUTED AND DELIVERED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE DATE FIRST SET FORTH HEREINABOVE.


ACI COMMUNICATIONS HOLDINGS, INC.,         US DATAWORKS, INC.,
A California Corporation                   A Nevada Corporation


By:      _______________________           By:      _______________________

Name:    _______________________           Name:    _______________________

Its:     _______________________           Its:     _______________________

                                    EXHIBIT A


                          Amended Settlement Agreement

                                     ANNEX 1

                                     ANNEX 2

                                     ANNEX 3

                                     ANNEX 4

                                  SCHEDULE 3.1

                  Prior Lien Interest Granted in the Collateral


To Borrower's knowledge, there are no prior lien interests granted in the Collateral.

                                  SCHEDULE 3.2

                              Infringement Actions


To Borrower's knowledge: (i) there is no violation by others of any right of Borrower with respect to any Copyright, Patent or Trademark listed in Annex 1, 2 or 3 and (ii) Borrower is not infringing in any respect upon any Copyright, Patent or Trademark of any other person or entity; and no proceedings have been instituted are pending against Borrower or have been threatened against, and no claim has been received by, Borrower, alleging any such violation.